Exhibit 24.1

POWER OF ATTORNEY

     Know all men by these presents, that the undersigned hereby constitute and appoint Kevin E. Benson, Douglas A. Carty, and Jeffrey W. Sanders, or any of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to sign on his or her behalf as a director or officer or both, as the case may be, of Laidlaw International, Inc., a Delaware corporation (the “Company”), a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933, concerning certain shares of the Common Stock, par value $.01 per share, of the Company to be offered in connection with the Company’s 2003 Equity and Performance Incentive Plan, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

     Executed as of this 7th day of April 2004.

/s/ Kevin E. Benson	/s/ Vicki A. O’Meara

Kevin E. Benson	Vicki A. O’Meara

/s/ Douglas A. Carty	/s/ Richard P. Randazzo

Douglas A. Carty	Richard P. Randazzo

/s/ Jeffrey W. Sanders	/s/ Maria A. Sastre

Jeffrey W. Sanders	Maria A. Sastre

/s/ John F. Chlebowski	/s/ Peter E. Stangl

John F. Chlebowski	Peter E. Stangl

/s/ James H. Dickerson, Jr.	/s/ Carroll R. Wetzel, Jr.

James H. Dickerson, Jr.	Carroll R. Wetzel, Jr.

/s/ Lawrence M. Nagin

Lawrence M. Nagin